ALARMGUARD, INC.
                      125 Frontage Road
               Orange, Connecticut 06477-7249


                NON-COMPETE LETTER AGREEMENT


                                             March 16, 1998

Security Systems, Inc.
110 Florence Street
Malden, Massachusetts  02148

Re: Asset Purchase Agreement, dated as of March 5, 1998, by and among Alarmguard, Inc., Security Systems, Inc. d/b/a Sentry
     Protective Systems, James Lees and Edward Silvey (the "Agreement")


Gentlemen:

     Reference is made to the Agreement and the transactions contemplated thereby. Capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Agreement. In consideration of the rights and obligations of Alarmguard, Inc. under the Agreement, you hereby agree as follows:

      (a) you agree that for a period commencing on the Closing Date and expiring on the earlier of (i) the second anniversary of such date or (ii) the date upon which Purchaser sells all or substantially all of its assets or becomes owned by an entity not affiliated with Alarmguard Holdings, Inc., you will not directly or indirectly through one or more subsidiaries or other intermediaries, other than pursuant to and in accordance with the express terms and conditions of this Agreement:

           (i) engage or be interested, whether alone or together, with or on behalf of or through any other Person, whether as sole proprietor, partner, shareholder, agent, officer, director, employee, adviser, consultant, trustee, beneficiary or otherwise, in any Competing Business (as defined below) or sell or market any products or programs sold or marketed by the Business or perform any services performed by the Business or solicit any existing customers of the Business for any Competing Business; or

          (ii) own any capital stock or any other securities of, or have any other direct or indirect interest in, any entity which owns or operates a Competing Business; provided, however, that the foregoing shall not prevent you from acquiring the securities of or an interest in any business, provided such ownership of securities or interest represents at the time of such acquisition, but including any previously held ownership interest, less than ten percent (10%) of any class or type of securities of, or interest in, such business.

      (b) you agree that for a period commencing on the Closing Date and expiring on the third anniversary of such date with respect to clause (b)(i) and the seventh anniversary of such date with respect to the other clauses herein you will not, directly or indirectly through one or more subsidiaries or other intermediaries, other than pursuant to and in accordance with the express terms and conditions of this Agreement,:

           (i) offer employment or solicit for employment any person who was an officer or other employee of the Purchaser unless such officer or other employee was not hired by the Purchaser or was so hired but subsequently terminated by Purchaser other than for cause;

          (ii) at any time disclose to any person other than Purchaser, or use, in competition with or in a manner otherwise detrimental to the Business interests of Purchaser, for the benefit of you or others, any confidential information related to the Business, including without limitation trade secrets, customer lists, details of client or customer contracts, pricing policies, operational methods, marketing plans or strategies, and sales records, for any reason or purpose whatsoever;

           (iii) for any reason contact, solicit or otherwise seek to conduct Business with, or engage in the Business with, any clients or customers to whom Purchaser or Seller has at any time prior to the date hereof rendered services or sold products; or

          (iv) use, authorize or license any third person to use the name "Sentry Protective Systems" or any variation thereof in the burglar or fire alarm business.

      (c) "Competing Business" means any operations or business consisting of or competitive with the Business in the states where Purchaser conducts its Business.

      (d) you agree that Purchaser may suffer unique injury in the event of a breach of the above covenants contained in this Letter Agreement, which breach could not be adequately compensated by the payment of damages. Accordingly in the event of any such breach by you, you agree that this Agreement may be enforced by a decree of specific performance or an injunction and further agrees not to contest any application for specific performance or injunctive relief which Purchaser may seek and waives any defense to granting of relief based on the adequacy of remedy at law or absence of irreparable harm.

      (e) you specifically acknowledge and agree that the time period and scope of the covenants provided for herein have been determined after negotiations at arms' length, and that each was represented by counsel of its choice in such negotiations and that each understands the terms of the covenant contained herein. In the event that the provisions of this Letter Agreement should ever be deemed to exceed the time or geographic limitations or any other limitations permitted by applicable laws, then such provisions shall be deemed reformed to the maximum time or geographic limitations permitted by applicable law. You specifically acknowledge and agree that the foregoing restrictions are reasonable and necessary to protect the legitimate interests of Purchaser, that Purchaser would not have entered into this Letter Agreement in the absence of such restrictions, and that any violation of such restrictions will result in irreparable injury to Purchaser.

     (f) Notwithstanding any of the foregoing, you and your stockholders, directors, officers, employees, consultants and agents shall be entitled to continue in the sale, marketing, operation, management and growth of the uniformed personnel security (guard and patrol) business (or in any other business in which Purchaser or its successors or assigns is not currently engaged) including, without limitation, engaging in the guard and patrol or other business with existing customers of the Business and existing and future customers of the Purchaser.

     If you are in agreement with the foregoing, please sign this Letter Agreement in the space below indicated.

                              Very truly yours,


                              ALARMGUARD, INC.


                              By:/s/ Russel R. MacDonnell
                                   Russell R. MacDonnell
                                   Chief Executive Officer

ACCEPTED AND AGREED:

Security Systems, Inc.

_______________________